UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 19, 2011

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 19, 2011, Metabolix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”)  with J.P. Morgan Securities LLC as sole book-running manager and representative of the several underwriters (the “Underwriters”) and Stifel Nicolaus Weisel as co-manager, pursuant to which the Company agreed to offer and sell 6,200,000 shares of its common stock in an underwritten public offering at a public offering price of $7.25 per share (the “Offering”).  Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 930,000 shares to cover over-allotments, if any.  The Company expects to receive approximately $44.9 million in gross proceeds from the offering before underwriting discounts and commissions and offering expenses.  If the Underwriters exercise their over-allotment option in full, gross proceeds from the offering, before underwriting discounts and commissions and offering expenses will be approximately $51.7 million.  The shares are expected to be delivered to the Underwriters on or about May 24, 2011, subject to the satisfaction of customary closing conditions.

The common stock is being offered and sold pursuant to a prospectus dated April 28, 2011 and a preliminary prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 18, 2011, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-172725) declared effective by the SEC on May 9, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion of Goodwin Procter LLP relating to the common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.  This Current Report on Form 8-K is being filed in part for the purpose of incorporating such exhibits by reference into the Registration Statement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01           Regulation FD Disclosure.

On May 19, 2011, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits.

1.1          Underwriting Agreement between the Company and J.P. Morgan Securities LLC, as representative of the several Underwriters, dated as of May 19, 2011.

5.1          Opinion of Goodwin Procter LLP.

23.1        Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1).

99.1        Press Release dated May 19, 2011, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: May 19, 2011	By:	/s/ Joseph D. Hill
Joseph D. Hill
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

1.1	Underwriting Agreement between the Company and J.P. Morgan Securities LLC, as representative of the several Underwriters, dated as of May 19, 2011.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press Release dated May 19, 2011, furnished herewith.